Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports First Quarter Revenue Growth of 34% and Raises Full Year Guidance
___________________________________________________________________________

BROOMFIELD, COLORADO — April 27, 2023 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced its first quarter 2023 financial results.

“Our exceptional first quarter results are a testament to the strength of our brands. The Crocs Brand grew 19.0% as we see a strong consumer response to our new clog and sandal introductions. The HEYDUDE brand is gaining momentum and experienced outstanding DTC growth,” said Andrew Rees, Chief Executive Officer. “We are raising our 2023 revenue growth outlook to now be 11% to 14%, resulting in revenues of approximately $4.0 billion, reflecting our confidence in our ability to continue to gain market share, deliver best-in-class profitability, and generate strong cash flow.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

First Quarter 2023 Highlights

•Consolidated revenues of $884.2 million increased 33.9%, or 36.2% on a constant currency basis, as compared to 2022.
•Crocs Brand revenues of $648.8 million increased 19.0%, or 21.6% on a constant currency basis, as compared to 2022.
•Crocs Brand international revenues grew 31.8%, or 37.7% on a constant currency basis, and North America DTC comparable sales rose 12.1%, as compared to 2022.
•HEYDUDE Brand revenues were $235.4 million, up 104.8% compared to the partial period beginning on February 17, 2022, the date of acquisition, through March 31, 2022.
•Operating margin was 26.6% and adjusted operating margin was 27.9%.
•Diluted earnings per share of $2.39 increased 100.8% as compared to the same period last year. Adjusted diluted earnings per share increased 27.3% to $2.61.

First Quarter 2023 Operating Results

•Revenues were $884.2 million, an increase of 33.9% from the same period last year, or 36.2% on a constant currency basis. Direct-to-consumer (“DTC”), which includes retail and e-commerce, revenues grew 33.5%, or 35.1% on a constant currency basis. Wholesale revenues grew 34.2% compared to 2022, or 36.9% on a constant currency basis.
•Gross margin was 53.9% compared to 49.2%, and adjusted gross margin was 54.2% compared to 53.9% in the same period last year, respectively.
•Selling, general, and administrative expenses (“SG&A”) of $241.4 million increased from $206.2 million in the same period last year, and SG&A as a percent of revenues improved to 27.3% from 31.2% in prior year. Adjusted SG&A improved to 26.3% of revenues versus 27.3% for the same period last year. Adjusted SG&A excludes $8.8 million of costs, primarily related to discontinued technology projects and final HEYDUDE integration expenses.
•Income from operations increased 98.0% to $234.9 million and operating margin was 26.6%, compared to 18.0% for the same period last year, due to higher gross margin and significantly less HEYDUDE acquisition expenses. Adjusted income from operations rose 40.8% to $247.0 million and adjusted operating margin was 27.9%.
•Diluted earnings per share was $2.39, as compared to $1.19 for the same period last year. Adjusted diluted earnings per share increased 27.3% to $2.61 compared to 2022.

First Quarter 2023 Brand Summary

•Crocs Brand: Revenues increased 19.0%, or 21.6% on a constant currency basis, to $648.8 million. Wholesale revenues increased 19.3%, or 22.4% on a constant currency basis. DTC comparable sales increased 19.2%.
◦North America revenues of $351.3 million increased 10.0%, or 10.3% on a constant currency basis.
◦Asia Pacific revenues of $140.0 million increased 46.1%, or 54.8% on a constant currency basis.
◦Europe, Middle East, Africa, and Latin America (“EMEALA”) revenues of $157.5 million increased 21.2%, or 25.1% on a constant currency basis.
•HEYDUDE Brand: Revenues during the first quarter were $235.4 million. Wholesale revenues were $167.9 million and DTC revenues were $67.5 million.

Balance Sheet and Cash Flow

•Cash and cash equivalents were $125.7 million as of March 31, 2023, compared to $191.6 million as of December 31, 2022.
•Inventories increased to $476.1 million as of March 31, 2023, compared to $471.6 million as of December 31, 2022 and $407.6 million as of March 31, 2022.
•Capital expenditures during the three months ended March 31, 2023 were $27.6 million, compared to $39.8 million for the same period last year, reflecting continued investments in our distribution centers.
•Borrowings were $2,283.3 million as of March 31, 2023 compared to $2,322.4 million as of December 31, 2022, as we repaid $41.4 million of debt. Our liquidity position remains strong with $125.7 million in cash and cash equivalents and $550.7 million in available borrowing capacity as of March 31, 2023.
Financial Outlook
Second Quarter 2023
With respect to the second quarter of 2023, we expect:
•Revenues to grow approximately 6% to 9% compared to second quarter 2022, resulting in revenues of approximately $1,026 million to $1,049 million at current currency rates.
•Adjusted operating margin of approximately 26.0%.
•Adjusted diluted earnings per share of $2.83 to $2.98.

Full Year 2023
With respect to 2023, we expect:
•Consolidated revenue growth to now be 11% to 14% compared to 2022, resulting in revenues of approximately $3,945 million to $4,045 million at current currency rates.
◦Revenues for the Crocs Brand to now grow 7% to 9% on a reported basis..
◦Revenues for the HEYDUDE Brand to grow mid-20% on a reported basis.
•Adjusted operating margin to now be between 26.0% to 27.0%.
•Non-GAAP adjustments of approximately $30 million to be primarily related to investments in our distribution centers to support growth and to be fairly balanced across COGS and SG&A.

•Combined GAAP tax rate to now be approximately 23% and Non-GAAP effective tax rate of approximately 20%.
•Adjusted diluted earnings per share to now be between $11.17 and $11.73. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.
•Capital expenditures to be approximately $165 to $180 million, primarily related to the expansion of our distribution capabilities including our new HEYDUDE distribution center in Las Vegas opening later this year, implementation of new technology systems for HEYDUDE and expansion of our corporate facilities to support growth.

Conference Call Information

A conference call to discuss first quarter 2023 results is scheduled for today, Thursday, April 27, 2023, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through April 27, 2024 at this site.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. please visit investors.crocs.com. To learn more about our brands, please visit www.crocs.com or www.heydude.com.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding potential impacts to our business related to our supply chain challenges, cost inflation, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, margins, non-GAAP adjustments, tax rate, earnings per share, debt ratios and capital expenditures, the acquisition of HEYDUDE and benefits thereof, Crocs' strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding second quarter and full year 2023 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our expectations regarding supply chain disruptions; the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; cost inflation; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of April 27, 2023. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenues	$884,166	$660,148
Cost of sales	407,796	335,224
Gross profit	476,370	324,924
Selling, general and administrative expenses	241,442	206,247
Income from operations	234,928	118,677
Foreign currency gains (losses), net	(403)	480
Interest income	171	102
Interest expense	(42,637)	(19,252)
Other expense, net	(293)	(947)
Income before income taxes	191,766	99,060
Income tax expense	42,223	26,300
Net income	$149,543	$72,760
Net income per common share:
Basic	$2.42	$1.22
Diluted	$2.39	$1.19
Weighted average common shares outstanding:
Basic	61,836	59,823
Diluted	62,629	60,896

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Numerator:
Net income	$149,543	$72,760
Denominator:
Weighted average common shares outstanding - basic	61,836	59,823
Plus: Dilutive effect of stock options and unvested restricted stock units	793	1,073
Weighted average common shares outstanding - diluted	62,629	60,896

Net income per common share:
Basic	$2.42	$1.22
Diluted	$2.39	$1.19

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$125,687	$191,629
Restricted cash - current	2	2
Accounts receivable, net of allowances of $25,960 and $24,493, respectively	418,959	295,594
Inventories	476,112	471,551
Income taxes receivable	3,083	14,752
Other receivables	31,481	18,842
Prepaid expenses and other assets	59,338	33,605
Total current assets	1,114,662	1,025,975
Property and equipment, net of accumulated depreciation and amortization of $104,088 and $97,136, respectively	190,492	181,529
Intangible assets, net of accumulated amortization of $130,768 and $125,014, respectively	1,798,918	1,800,167
Goodwill	711,560	714,814
Deferred tax assets, net	533,480	528,278
Restricted cash	3,240	3,254
Right-of-use assets	233,981	239,905
Other assets	9,302	7,875
Total assets	$4,595,635	$4,501,797
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$232,383	$230,821
Accrued expenses and other liabilities	201,821	239,424
Income taxes payable	109,632	89,211
Current borrowings	32,970	24,362
Current operating lease liabilities	57,560	57,456
Total current liabilities	634,366	641,274
Deferred tax liabilities, net	301,968	302,030
Long-term income taxes payable	228,165	224,837
Long-term borrowings	2,250,288	2,298,027
Long-term operating lease liabilities	209,817	215,119
Other liabilities	2,531	2,579
Total liabilities	3,627,135	3,683,866
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 109.8 million and 109.5 million issued, 62.0 million and 61.7 million outstanding, respectively	110	110
Treasury stock, at cost, 47.8 million and 47.7 million shares, respectively	(1,705,896)	(1,695,501)
Additional paid-in capital	805,078	797,614
Retained earnings	1,968,742	1,819,199
Accumulated other comprehensive loss	(99,534)	(103,491)
Total stockholders’ equity	968,500	817,931
Total liabilities and stockholders’ equity	$4,595,635	$4,501,797

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$149,543	$72,760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,136	7,895
Operating lease cost	18,199	14,231
Share-based compensation	7,464	8,275
Other non-cash items	383	9,695
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(122,144)	(130,661)
Inventories	(5,220)	(28,124)
Prepaid expenses and other assets	(35,859)	(14,584)
Accounts payable, accrued expenses and other liabilities (1)	(31,824)	(11,226)
Right-of-use assets and operating lease liabilities	(17,421)	(14,742)
Income taxes (1)	33,674	17,716
Cash provided by (used in) operating activities	9,931	(68,765)
Cash flows from investing activities:
Purchases of property, equipment, and software	(27,581)	(39,786)
Acquisition of HEYDUDE, net of cash acquired	—	(2,031,765)
Other	—	85
Cash used in investing activities	(27,581)	(2,071,466)
Cash flows from financing activities:
Proceeds from borrowings	214,634	2,240,163
Repayments of borrowings	(256,000)	(85,000)
Deferred debt issuance costs	(545)	(49,486)
Repurchases of common stock for tax withholding	(10,395)	(6,288)
Other	—	95
Cash provided by (used in) financing activities	(52,306)	2,099,484
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,000	(810)
Net change in cash, cash equivalents, and restricted cash	(65,956)	(41,557)
Cash, cash equivalents, and restricted cash—beginning of period	194,885	216,925
Cash, cash equivalents, and restricted cash—end of period	$128,929	$175,368
(1) Amounts for the three months ended March 31, 2022 have been reclassified to conform to current period presentation.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income tax expense (benefit),” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP operating income,” “Non-GAAP effective tax rate,” and “Non-GAAP diluted earnings per share.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three months ended March 31, 2023, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
GAAP revenues	$884,166	$660,148

GAAP cost of sales	$407,796	$335,224
Distribution centers (1)	(3,281)	(1,191)
HEYDUDE inventory fair value step-up (2)	—	(27,927)
Inventory reserve in Russia (3)	—	(1,800)
Total adjustments	(3,281)	(30,918)
Non-GAAP cost of sales	$404,515	$304,306

GAAP gross profit	$476,370	$324,924
GAAP gross margin	53.9%	49.2%

Non-GAAP gross profit	$479,651	$355,842
Non-GAAP gross margin	54.2%	53.9%
(1) Represents expenses, including expansion costs and duplicate rent costs, related to our distribution centers in Dayton, Ohio and Las Vegas, Nevada.
(2) Represents a prior year write-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.
(3) Represents a prior year inventory reserve expense in our EMEALA segment associated with our pause of certain operations in Russia.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
GAAP Crocs Brand gross margin	55.8%	54.4%
Non-GAAP adjustments:
Distribution centers (1)	0.5%	0.2%
Inventory reserve in Russia (2)	—%	0.3%
Non-GAAP Crocs Brand gross margin	56.3%	54.9%
(1) Represents expenses, including expansion costs and duplicate rent costs, primarily related to our distribution centers in Dayton, Ohio.
(2) Represents a prior year inventory reserve expense in our EMEALA segment associated with our pause of certain operations in Russia.

HEYDUDE Brand:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
GAAP HEYDUDE Brand gross margin	49.6%	25.6%
Non-GAAP adjustments:
Inventory fair value step-up (1)	—%	24.3%
Non-GAAP HEYDUDE Brand gross margin	49.6%	49.9%
(1) Represents a prior year write-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
GAAP revenues	$884,166	$660,148

GAAP selling, general and administrative expenses	$241,442	$206,247
Information technology project discontinuation	(4,119)	—
HEYDUDE acquisition and integration costs (1)	(1,286)	(20,601)
Duplicate headquarters rent (2)	(1,067)	—
Bad debt impact in Russia (3)	—	(5,267)
Other (4)	(2,360)	—
Total adjustments	(8,832)	(25,868)
Non-GAAP selling, general and administrative expenses (5)	$232,610	$180,379

GAAP selling, general and administrative expenses as a percent of revenues	27.3%	31.2%
Non-GAAP selling, general and administrative expenses as a percent of revenues	26.3%	27.3%
(1) Represents costs related to the integration of HEYDUDE in the three months ended March 31, 2023 and costs related to the acquisition of HEYDUDE in the three months ended March 31, 2022.
(2) Represents duplicate rent costs associated with our upcoming move to a new headquarters.
(3) Represents prior year bad debt expense associated with the impact of the war between Russia and Ukraine on wholesale partners in Russia.
(4) Includes various restructuring costs, as well as costs associated with the implementation of a new enterprise resource planning system.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
GAAP revenues	$884,166	$660,148

GAAP income from operations	$234,928	$118,677
Non-GAAP cost of sales adjustments (1)	3,281	30,918
Non-GAAP selling, general and administrative expenses adjustments (2)	8,832	25,868
Non-GAAP income from operations	$247,041	$175,463

GAAP operating margin	26.6%	18.0%
Non-GAAP operating margin	27.9%	26.6%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended March 31,
	2023	2022
	(in thousands)
GAAP income from operations	$234,928	$118,677
GAAP income before income taxes	191,766	99,060

Non-GAAP income from operations (1)	$247,041	$175,463
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	(403)	480
Interest income	171	102
Interest expense	(42,637)	(19,252)
Other expense, net	(293)	(947)
Non-GAAP income before income taxes	$203,879	$155,846

GAAP income tax expense	$42,223	$26,300
Tax effect of non-GAAP operating adjustments	3,070	7,622
Impact of intra-entity IP transfers (2)	(4,821)	(3,107)
Non-GAAP income tax expense	$40,472	$30,815

GAAP effective income tax rate	22.0%	26.5%
Non-GAAP effective income tax rate	19.9%	19.8%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers. The prior year adjustment also includes the release of the valuation allowance as a result of a tax law change.

Non-GAAP net income per share reconciliation:

	Three Months Ended March 31,
	2023	2022
	(in thousands, except per share data)
Numerator:
GAAP net income	$149,543	$72,760
Non-GAAP cost of sales adjustments (1)	3,281	30,918
Non-GAAP selling, general and administrative expenses adjustments (2)	8,832	25,868
Tax effect of non-GAAP adjustments	1,751	(4,515)
Non-GAAP net income	$163,407	$125,031
Denominator:
GAAP weighted average common shares outstanding - basic	61,836	59,823
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	793	1,073
GAAP weighted average common shares outstanding - diluted	62,629	60,896

GAAP net income per common share:
Basic	$2.42	$1.22
Diluted	$2.39	$1.19

Non-GAAP net income per common share:
Basic	$2.64	$2.09
Diluted	$2.61	$2.05
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2023:
Approximately:
Non-GAAP operating margin and operating income reconciliation:
GAAP operating margin	25% to 26%
Non-GAAP adjustments, primarily related to capital investments to support growth (1)	1%
Non-GAAP operating margin	26% to 27%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	23%
Non-GAAP adjustments, primarily related to amortization of intellectual property (1)(2)	(3)%
Non-GAAP effective tax rate	20%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$10.70 to $11.26
Non-GAAP adjustments, primarily related to capital investments to support growth and amortization of intellectual property (1)(2)	$0.47
Non-GAAP diluted earnings per share	$11.17 to $11.73
(1) For the full year 2023, we expect to incur approximately $30 million in costs primarily related to capital investments to support growth and to be fairly balanced across COGS and SG&A.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. This adjustment represents the amortization of the deferred tax asset related to these intellectual property rights in this period.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated “adjusted operating margin,” and “adjusted diluted earnings per share” represents non-GAAP financial measures that exclude or otherwise have been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

While we are able to estimate full year non-GAAP adjustments, we are unable to reconcile forward-looking adjusted measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures for the guidance related to the second quarter of 2023.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT AND CHANNEL
(UNAUDITED)

	Three Months Ended March 31,		% Change	Constant Currency % Change (1)
			Favorable (Unfavorable)
	2023	2022	Q1 2023-2022	Q1 2023-2022
	(in thousands)
Revenues:
North America	$351,308	$319,450	10.0%	10.3%
Asia Pacific	140,002	95,847	46.1%	54.8%
EMEALA	157,467	129,921	21.2%	25.1%
Brand corporate	1	7	(85.7)%	(85.7)%
Crocs Brand revenues	648,778	545,225	19.0%	21.6%
HEYDUDE Brand revenues (2)	235,388	114,923	104.8%	105.7%
Total consolidated revenues	$884,166	$660,148	33.9%	36.2%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the three months ended March 31, 2022 represent results during the partial period beginning on February 17, 2022 through March 31, 2023 (the “Partial Period”).

	Three Months Ended March 31,		% Change	Constant Currency % Change (1)
			Favorable (Unfavorable)
	2023	2022	Q1 2023-2022	Q1 2023-2022
	(in thousands)
Crocs Brand:
Wholesale	$410,563	$344,258	19.3%	22.4%
Direct-to-consumer	238,215	200,967	18.5%	20.3%
Total Crocs Brand	648,778	545,225	19.0%	21.6%
HEYDUDE Brand:
Wholesale	167,863	86,919	93.1%	94.3%
Direct-to-consumer	67,525	28,004	141.1%	141.1%
Total HEYDUDE Brand (2)	235,388	114,923	104.8%	105.7%
Total consolidated revenues	$884,166	$660,148	33.9%	36.2%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the three months ended March 31, 2022 represent results during the Partial Period.

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE AND DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Digital sales, which includes sales through our company-owned websites, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended March 31,
	2023	2022
Digital sales as a percent of total revenues:
Crocs Brand	30.1%	32.8%
HEYDUDE Brand (1)	30.1%	25.9%
Total	30.1%	31.6%
(1) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the three months ended March 31, 2022 represent results during the Partial Period.

Direct-to-consumer (“DTC”) comparable sales for the Crocs Brand were as follows:

	Constant Currency (1)
	Three Months Ended March 31,
	2023	2022
Direct-to-consumer comparable sales: (2)
Crocs Brand	19.2%	16.6%
HEYDUDE Brand (3)	40.6%	N/A
(1) Reflects period over period change on a constant currency basis, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. E-commerce sites that are temporarily offline or unable to transact or fulfill orders (“site disruption”) are excluded from the comparable sales calculation during the month of site disruption and in the same month in the following year. E-commerce site disruptions in excess of three months are excluded until the thirteenth month after the site has re-opened.
(3) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. As such, in the three months ended March 31, 2022, we did not disclose DTC comparable sales for the HEYDUDE Brand.